Exhibit 5.1

HUNTON & WILLIAMS LLP
BANK OF AMERICA PLAZA
SUITE 3500
101 SOUTH TRYON STREET
CHARLOTTE, NORTH CAROLINA 28280

TEL 704 • 378 • 4700
FAX 704 • 378 • 4890

FILE NO: 58559.000005

March 14, 2005

Board of Directors
Insteel Industries, Inc.
1373 Boggs Drive
Mount Airy, North Carolina 27030

Insteel Industries, Inc.
Registration Statement on Form S-8 Relating to
2005 Equity Incentive Plan of Insteel Industries, Inc.

Gentlemen:

     We have acted as counsel for Insteel Industries, Inc., a North Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on or about March 14, 2005 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which contains a prospectus covering 885,000 shares of the Company’s common stock, no par value per share (the “Plan Shares”), to be issued pursuant to, or issued upon the exercise of options granted pursuant to, the 2005 Equity Incentive Plan of Insteel Industries, Inc. (the “Plan”), as referenced in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     In rendering this opinion, we have relied upon, among other things, our examination of the Plan and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.

     2. The Plan Shares have been duly authorized and, when issued in accordance with the terms of the Plan or upon exercise of options granted pursuant to the Plan against payment therefor, as the case may be, will be legally issued, fully paid and non-assessable.

Board of Directors
Insteel Industries, Inc.
March 14, 2005

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP